                                                                    EXHIBIT 99.1

                                                                      (CNA LOGO)

FOR IMMEDIATE RELEASE

CONTACT:

MEDIA:                                         ANALYSTS:
Charles M. Boesel, 312/822-2592                Dawn M. Jaffray, 312/822-7757
Katrina W. Parker, 312/822-5167                Kenneth S. De Vries, 312/822-1111

                             CNA FINANCIAL ANNOUNCES
                      4TH QUARTER AND YEAR-END 2004 RESULTS

CHICAGO, FEBRUARY 10, 2005 --- CNA Financial Corporation (NYSE: CNA) today announced fourth quarter of 2004 results, which included the following items:

      - Net income for the fourth quarter of 2004 of $305 million as compared to $174 million for the same period in 2003.

      - Income before net realized investment gains/losses for the fourth quarter of 2004 of $201 million as compared to $194 million for the same period in 2003.

      -     Property and Casualty combined ratio of 96.9%.

      - Book value per common share increased to $32.55 from $31.42 at September 30, 2004.

                                         RESULTS FOR THE THREE MONTHS ENDED      RESULTS FOR THE YEAR ENDED
                                                      DECEMBER 31                       DECEMBER 31
($ MILLIONS, EXCEPT PER SHARE DATA)             2004           2003                 2004            2003
-----------------------------------             ----           ----                 ----            ----

INCOME (LOSS) BEFORE NET
REALIZED INVESTMENT GAINS (LOSSES)            $   201        $   194              $   594         $(1,718)
NET REALIZED INVESTMENT GAINS (LOSSES)            104            (20)                (153)            285
                                              -------        -------              -------         -------
NET INCOME (LOSS)                             $   305        $   174              $   441         $(1,433)
                                              =======        =======              =======         =======
NET INCOME (LOSS) PER SHARE
RESULTS AVAILABLE TO COMMON
STOCKHOLDERS (a)(b)                           $  1.12        $  0.67              $  1.47         $ (6.58)

(a) Included in the weighted average number of common shares are the effects of additional common stock issued related to the November of 2003 sale of $750 million of convertible preferred shares to Loews Corporation. The effect of the preferred shares has been included in the weighted average shares since issuance. The preferred shares converted into 32,327,015 shares of CNA common stock on April 20, 2004.

(b) The three months and year ended December 31, 2004 per share results available to common stockholders are reduced by $17 million and $65 million, or $0.06 per share and $0.25 per share, of undeclared preferred stock dividends. The three months and year ended December 31, 2003 per share results available to common stockholders are reduced by $15 million and $60 million, or $0.06 per share and $0.27 per share, of undeclared preferred stock dividends.

Net income for the three months ended December 31, 2004 increased $131 million as compared with the same period in 2003. This improvement in net results was primarily due to continued improved underwriting results for the Property and Casualty Operations and improved net realized investment results. The Property and Casualty Operations produced a combined ratio of 96.9% in the fourth quarter of 2004 as compared with 98.6% in the prior year period. Also contributing to the improvement were increased results from the non-core segments. The improvement in the Life & Group Non-Core segment was principally due to the absence of the $130 million after-tax loss recorded on the sale of the Group Benefits business during the fourth quarter of 2003. Additionally, $14 million after-tax of non-recurring income in the Corporate and Other Non-Core segment related to a release of real estate related reserves. The fourth quarter 2004 results were adversely impacted by a $36 million after-tax bad debt provision for insurance receivables. The primary drivers of the provision were the completion of updated ultimate loss projections on all large account business where the insured is currently in bankruptcy and a comprehensive review of all billed balances that are past due.

"2004 marked CNA's return to a more normalized mode of operation," said Steve Lilienthal, Chairman and Chief Executive Officer of the CNA insurance companies. "After shedding non-core businesses and strengthening our balance sheet in 2003, our focus has turned to controlled, orderly execution. This transition is evident in the performance of our core Property & Casualty Operations, which have delivered five consecutive quarters of sub-100% combined ratios before catastrophes."

Net income for the year ended December 31, 2004 was $441 million as compared with a net loss of $1,433 million for the same period in 2003. This improvement in net results was primarily due to decreased net unfavorable prior year development of $1,838 million after-tax and a decrease in bad debt reserves for insurance and reinsurance receivables of $356 million after-tax, partially offset by higher losses and related charges from catastrophes of $103 million after-tax. The catastrophe losses were primarily attributable to hurricanes in the third quarter. The Company's estimate related to the hurricanes remains substantially unchanged through the fourth quarter.

Net realized investment gains were $104 million for the three months ended December 31, 2004 as compared with net realized investment losses of $20 million for the same period in 2003. The improvement was primarily due to increased realized investment gains from the fixed maturity securities portfolio and the absence of the $130 million after-tax loss recorded on the sale of the Group Benefits business during the fourth quarter of 2003, offset partly by a previously announced impairment loss of $36 million after-tax related to loans made under a credit facility to a national contractor.

Net realized investment losses were $153 million for the year ended December 31, 2004 as compared with net realized investment gains of $285 million for the same period in 2003. The net realized investment losses in 2004 were primarily due to a $389 million after-tax loss on the sale of the Company's Individual Life insurance business, losses related to derivative securities, and the fourth quarter impairment loss of $36 million discussed above, partially offset by gains from the fixed maturity portfolio and a gain on the sale of the Company's Canary Wharf investment in the second quarter of 2004.

                                  SEGMENT RESULTS FOR THE THREE MONTHS ENDED DECEMBER 31, 2004
------------------------------------------------------------------------------------------------------------------------------
                                              STANDARD    SPECIALTY    TOTAL P&C    LIFE & GROUP       CORPORATE
                                                                                                       & OTHER
($ MILLIONS)                                    LINES       LINES        OPS.         NON-CORE         NON-CORE          TOTAL
------------                                    -----       -----        ----         --------         --------          -----

INCOME (LOSS) BEFORE NET REALIZED
  INVESTMENT GAINS (LOSSES)                     $ 83        $ 88        $171           $ (9)             $ 39             $201
NET REALIZED INVESTMENT GAINS (LOSSES)            74          31         105             --                (1)             104
                                                ----        ----        ----           ----              ----             ----
NET INCOME (LOSS)                               $157        $119        $276           $ (9)             $ 38             $305
                                                ====        ====        ====           ====              ====             ====


                                  SEGMENT RESULTS FOR THE THREE MONTHS ENDED DECEMBER 31, 2003
------------------------------------------------------------------------------------------------------------------------------
                                              STANDARD    SPECIALTY    TOTAL P&C    LIFE & GROUP       CORPORATE
                                                                                                       & OTHER
($ MILLIONS)                                    LINES       LINES        OPS.         NON-CORE         NON-CORE          TOTAL
------------                                    -----       -----        ----         --------         --------          -----
INCOME BEFORE NET REALIZED
  INVESTMENT GAINS (LOSSES)                    $  86       $  65       $ 151          $  37             $   6            $ 194
NET REALIZED INVESTMENT GAINS (LOSSES)            73          22          95           (114)               (1)             (20)
                                                  --          --          --           ----                --              ---
NET INCOME (LOSS)                              $ 159       $  87       $ 246          $ (77)            $   5            $ 174
                                               =====       =====       =====          =====             =====            =====






                                  SEGMENT RESULTS FOR THE YEAR ENDED DECEMBER 31, 2004
------------------------------------------------------------------------------------------------------------------------------
                                              STANDARD    SPECIALTY    TOTAL P&C    LIFE & GROUP       CORPORATE
                                                                                                       & OTHER
($ MILLIONS)                                    LINES       LINES        OPS.         NON-CORE         NON-CORE          TOTAL
------------                                    -----       -----        ----         --------         --------          -----

INCOME (LOSS) BEFORE NET REALIZED
  INVESTMENT GAINS (LOSSES)                    $ 221       $ 324       $ 545          $ (29)            $  78            $ 594
NET REALIZED INVESTMENT GAINS (LOSSES)           139          54         193           (385)               39             (153)
                                                 ---          --         ---           ----                --             ----
NET INCOME (LOSS)                              $ 360       $ 378       $ 738          $(414)            $ 117            $ 441
                                               =====       =====       =====          =====             =====            =====

                                    SEGMENT RESULTS FOR THE YEAR ENDED DECEMBER 31, 2003
------------------------------------------------------------------------------------------------------------------------------
                                              STANDARD    SPECIALTY    TOTAL P&C    LIFE & GROUP       CORPORATE
                                                                                                       & OTHER
($ MILLIONS)                                    LINES       LINES        OPS.         NON-CORE         NON-CORE          TOTAL
------------                                    -----       -----        ----         --------         --------          -----

(LOSS) INCOME BEFORE NET REALIZED
  INVESTMENT GAINS (LOSSES)                   $  (951)    $   (34)    $  (985)       $   113           $  (846)         $(1,718)
NET REALIZED INVESTMENT GAINS (LOSSES)            234          74         308           (108)               85              285
                                                  ---          --         ---           ----                --              ---
NET (LOSS) INCOME                             $  (717)    $    40     $  (677)       $     5           $  (761)         $(1,433)
                                              =======     =======     =======        =======           =======          =======

                 PROPERTY & CASUALTY OPERATIONS GROSS WRITTEN PREMIUMS
------------------------------------------------------------------------------------------
                             THREE MONTHS ENDED DECEMBER 31         YEAR ENDED DECEMBER 31
($ MILLIONS)                     2004              2003              2004          2003
------------                     ----              ----              ----          ----
STANDARD LINES                  $1,441            $1,575            $5,936        $6,486
SPECIALTY LINES                    733               670             2,825         2,629
                                ------            ------            ------        ------
TOTAL P&C OPERATIONS            $2,174            $2,245            $8,761        $9,115
                                ======            ======            ======        ======

                  PROPERTY & CASUALTY OPERATIONS NET WRITTEN PREMIUMS
------------------------------------------------------------------------------------------
                             THREE MONTHS ENDED DECEMBER 31         YEAR ENDED DECEMBER 31
($ MILLIONS)                     2004              2003              2004          2003
------------                     ----              ----              ----          ----
STANDARD LINES                  $1,062            $1,173            $4,582        $4,561
SPECIALTY LINES                    619               547             2,391         2,038
                                ------            ------            ------        ------
TOTAL P&C OPERATIONS            $1,681            $1,720            $6,973        $6,599
                                ======            ======            ======        ======

                      PROPERTY & CASUALTY CALENDAR YEAR LOSS RATIOS
------------------------------------------------------------------------------------------
                             THREE MONTHS ENDED DECEMBER 31         YEAR ENDED DECEMBER 31
                                 2004              2003              2004          2003
                                 ----              ----              ----          ----
STANDARD LINES                   66.9%             67.5%            70.7%          98.1%
SPECIALTY LINES                  63.0%             67.7%            63.3%          89.6%
TOTAL P&C OPERATIONS             65.6%             67.5%            68.4%          95.6%
TOTAL P&C COMPANIES (a)          72.2%             76.1%            74.6%         115.4%


(a) P&C Companies includes Standard Lines, Specialty Lines and P&C business written in Life and Group Non-Core and Corporate and Other Non-Core, including CNA Re and asbestos, environmental pollution and mass tort exposures.

                   PROPERTY & CASUALTY CALENDAR YEAR COMBINED RATIOS
------------------------------------------------------------------------------------------
                             THREE MONTHS ENDED DECEMBER 31         YEAR ENDED DECEMBER 31
                                 2004              2003              2004          2003
                                 ----              ----              ----          ----
STANDARD LINES                  101.5%            101.2%            105.5%        143.0%
SPECIALTY LINES                  88.2%             92.0%             89.6%        117.4%
TOTAL P&C OPERATIONS             96.9%             98.6%            100.5%        135.6%
TOTAL P&C COMPANIES (a)         103.0%            104.8%            106.3%        154.2%

(a) P&C Companies includes Standard Lines, Specialty Lines and P&C business written in Life and Group Non-Core and Corporate and Other Non-Core, including CNA Re and asbestos, environmental pollution and mass tort exposures.

   PROPERTY & CASUALTY CALENDAR YEAR LOSS AND COMBINED RATIOS BEFORE CATASTROPHES (a)
------------------------------------------------------------------------------------------
                                  FOR THE YEAR ENDED DECEMBER 31, 2004
                            -----------------------------------------------
                            LOSS RATIOS                     COMBINED RATIOS
                            -----------                     ---------------
STANDARD LINES                 65.4%                             99.8%
SPECIALTY LINES                62.6%                             88.9%
TOTAL P&C OPERATIONS           64.5%                             96.4%

(a) The impact of catastrophes on the Property and Casualty calendar year loss and combined ratios for the year ended December 31, 2003 were not meaningful given the significant prior year reserve development recorded in 2003.

               PROPERTY & CASUALTY GROSS ACCIDENT YEAR LOSS RATIOS
---------------------------------------------------------------------------------
                       ACCIDENT YEAR 2004  ACCIDENT YEAR 2003  ACCIDENT YEAR 2003
                          EVALUATED AT        EVALUATED AT         EVALUATED AT
                       DECEMBER 31, 2004   DECEMBER 31, 2003   DECEMBER 31, 2004
                       -----------------   -----------------   -----------------
STANDARD LINES                67.2%              65.4%                62.1%
SPECIALTY LINES               64.1               67.1                 65.0
TOTAL P&C OPERATIONS          66.3%              65.9%                63.0%

                PROPERTY & CASUALTY NET ACCIDENT YEAR LOSS RATIOS
---------------------------------------------------------------------------------
                       ACCIDENT YEAR 2004  ACCIDENT YEAR 2003  ACCIDENT YEAR 2003
                          EVALUATED AT        EVALUATED AT         EVALUATED AT
                       DECEMBER 31, 2004   DECEMBER 31, 2003   DECEMBER 31, 2004
                       -----------------   -----------------   -----------------
STANDARD LINES                69.2%              67.8%                64.0%
SPECIALTY LINES               63.5               68.9                 64.9
TOTAL P&C OPERATIONS          67.4%              68.1%                64.3%

BUSINESS OPERATING HIGHLIGHTS

STANDARD LINES includes standard property and casualty coverages sold to small and middle market commercial businesses primarily through an independent agency distribution system, and excess and surplus lines, as well as insurance and risk management products sold to large corporations.

- Net written premiums decreased $111 million for the fourth quarter of 2004 as compared with the same period in 2003, primarily due to lower new business as competition increases and carriers protect renewals, as well as intentional underwriting actions in business classified as high hazard.

- Standard Lines achieved average rate increases during the fourth quarter of 2004 of 0.8%.

- Net income for the fourth quarter of 2004 decreased $2 million as compared with the same period in 2003. Fourth quarter results were adversely impacted by a $36 million after-tax bad debt provision for insurance receivables. This item was partially offset by improved current net accident year loss ratios.


SPECIALTY LINES provides a broad array of professional, financial and specialty property and casualty products and services.

- Net written premiums increased $72 million for the fourth quarter of 2004 as compared with the same period in 2003, primarily due to increases in rate in the professional liability lines of business.

- Specialty Lines achieved average rate increases during the fourth quarter of 2004 of 6.3%, primarily across professional liability lines.

- Net income for the fourth quarter of 2004 increased $32 million as compared with the same period in 2003, primarily due to increased production, improved current net accident year loss ratios and improved net investment results.

LIFE AND GROUP NON-CORE primarily includes the results of the life and group lines of business that have been sold or placed in run-off. The Group Benefits business was sold on December 31, 2003 and the Individual Life business was sold on April 30, 2004.

- Net earned premiums decreased $365 million for the fourth quarter of 2004 as compared with the same period in 2003, due primarily to the absence of premiums from the Group Benefits and Individual Life businesses. Net earned premiums for these businesses in the fourth quarter of 2003 were $353 million.

- Net results for the fourth quarter of 2004 increased $68 million as compared with the same period in 2003, principally due to the absence of the $130 million after-tax loss recorded on the sale of the Group Benefits business during the fourth quarter of 2003. Additionally, the absence of $27 million after-tax of reserve strengthening recorded in the fourth quarter of 2003 for the individual long term care products contributed to the improvement in net results. These improvements were partially offset by the absence of favorable results from the sold businesses and the stranded overhead expenses related to these businesses.

CORPORATE AND OTHER NON-CORE contains certain corporate expenses such as interest on corporate debt, and losses and expenses related to the centralized adjusting and settlement of asbestos, environmental pollution and mass tort claims. In addition, this segment includes the results of certain property and casualty insurance run-off operations, including CNA Re (formerly a stand-alone property and casualty operating segment).

- Net results for the fourth quarter of 2004 increased $33 million as compared with the same period in 2003, primarily due to $14 million after-tax of non-recurring income and a decrease in the bad debt provision for reinsurance receivables. These items were partially offset by lower operating income from CNA Re, which was placed in run-off in October of 2003.


NET INVESTMENT INCOME

Pretax investment income increased $26 million to $462 million for the fourth quarter of 2004 as compared with the same period in 2003, due in part to increased limited partnership income, the inclusion within net investment income of separate account income previously reflected within other revenues, and improved overall performance on the core bond portfolio. These increases were partially offset by declines associated with higher interest expense on funds withheld and other deposits, and reduced investment income resulting from the sale of the group benefits and individual life businesses.

ABOUT THE COMPANY

CNA is the country's seventh largest commercial insurance writer and the 14th largest property and casualty company. CNA's insurance products include standard commercial lines, specialty lines, surety, marine and other property and casualty coverages. CNA's services include risk management, information services, underwriting, risk control and claims administration. For more information, please visit CNA at www.cna.com. CNA is a registered service mark, trade name and domain name of CNA Financial Corporation.

CONFERENCE CALL AND WEBCAST INFORMATION:

A CONFERENCE CALL FOR INVESTORS AND THE PROFESSIONAL INVESTMENT COMMUNITY WILL BE HELD FROM 10:00 A.M. TO 11:00 A.M. ET TODAY. ON THE CONFERENCE CALL WILL BE STEPHEN W. LILIENTHAL, CHAIRMAN AND CHIEF EXECUTIVE OFFICER OF THE CNA INSURANCE COMPANIES, AND OTHER MEMBERS OF SENIOR MANAGEMENT. PARTICIPANTS CAN ACCESS THE CALL BY DIALING (800) 810-0924 OR FOR INTERNATIONAL CALLERS (913) 981-4900. THE CALL WILL ALSO BE BROADCAST LIVE ON THE INTERNET AT HTTP://INVESTORS.CNA.COM OR YOU MAY GO TO THE INVESTOR RELATIONS PAGES OF THE CNA WEBSITE (WWW.CNA.COM) FOR FURTHER DETAILS.

THE CALL IS AVAILABLE TO THE MEDIA, BUT QUESTIONS WILL BE RESTRICTED TO INVESTORS AND THE PROFESSIONAL INVESTMENT COMMUNITY. A TAPED REPLAY OF THE CALL WILL BE AVAILABLE ON CNA'S WEBSITE THROUGH FEBRUARY 17, 2005. THE REPLAY CAN ALSO BE ACCESSED BY DIALING (888) 203-1112 OR FOR INTERNATIONAL CALLERS (719) 457-0820 AND USING PASSCODE 227455. FINANCIAL SUPPLEMENT INFORMATION RELATED TO THE FOURTH QUARTER RESULTS IS AVAILABLE ON THE INVESTOR RELATIONS PAGES OF THE CNA WEBSITE OR BY CONTACTING KEN DE VRIES AT (312) 822-1111.

FORWARD-LOOKING STATEMENT
This press release includes statements which relate to anticipated future events (forward-looking statements) rather than actual present conditions or historical events. You can identify forward-looking statements because generally they include words such as "believes", "expects", "intends", "anticipates", "estimates", and similar expressions. Forward-looking statements, by their nature, are subject to a variety of inherent risks and uncertainties that could cause actual results to differ materially from the results projected. Many of these risks and uncertainties cannot be controlled by CNA. For a detailed description of these risks and uncertainties please refer to CNA's filings with the Securities and Exchange Commission, available at www.cna.com.

Any forward-looking statements made in this press release are made by CNA as of the date of this press release. CNA does not have any obligation to update or revise any forward-looking statement contained in this press release, even if CNA's expectations or any related events, conditions or circumstances change.

This press release may also contain financial measures that are not in accordance with generally accepted accounting principles (GAAP). For reconciliations of non-GAAP measures to the most comparable GAAP measures, refer to this press release and the financial supplement posted on the Company's website.

                                      # # #